UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021 (January 24, 2021)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2021, The Scotts Miracle-Gro Company (the “Company”) reported that Thomas Randal Coleman, Executive Vice President and Chief Financial Officer, departed from his positions with the Company, effective as of January 5, 2021.

In connection with Mr. Coleman’s departure, on January 24, 2021, The Scotts Company LLC, a subsidiary of the Company (“Scotts LLC”), entered into a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Mr. Coleman. The Separation Agreement, dated January 22, 2021, addresses the payments and benefits to which Mr. Coleman is entitled in connection with his departure.

Pursuant to the terms of the Separation Agreement, Scotts LLC will pay or make the following amounts and benefits available to Mr. Coleman: (a) severance pay equal to 24 months of salary, at Mr. Coleman’s regular monthly base pay, payable in accordance with Scotts LLC’s standard payroll procedures; (b) a lump sum payment of $30,000 in lieu of outplacement services; (c) for a period of 24 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Coleman paid as an active employee; and (d) in lieu of an annual bonus award, an amount equal to two times Mr. Coleman’s target bonus amount for the Company’s 2021 fiscal year, 50% of which is payable on the first scheduled pay date following the first anniversary of Mr. Coleman’s departure date and 50% of which is payable on the first scheduled pay date following the second anniversary of Mr. Coleman’s departure date, subject to Mr. Coleman’s continued compliance as of the payment date with all of his post-employment obligations to the Company.

With the exception of the Project Focus performance units granted to Mr. Coleman on January 30, 2017, Mr. Coleman’s outstanding equity awards (which consist of 7,184; 9,895; and 6,056 restricted stock units and related dividend equivalents granted to Mr. Coleman on February 2, 2018, February 4, 2019 and February 3, 2020, respectively) will continue to vest in accordance with the terms of the applicable award agreement as if no separation has occurred. Mr. Coleman’s unvested Project Focus performance unit awards and related dividend equivalents remain subject to all terms and conditions of the applicable award agreement, including the satisfaction of the performance criteria as disclosed in the applicable award agreement except that Mr. Coleman is deemed to have vested in 28.6% of the award rather than 14.3% as set forth in the award agreement.

All amounts payable to Mr. Coleman under the Separation Agreement and the applicable award agreements will be subject to all applicable withholdings and deductions required by federal, state and local taxing authorities.

The payments and benefits described above are the only amounts to which Mr. Coleman is entitled under the Separation Agreement (or any other agreement). He also remains entitled to any vested benefits he had as of January 5, 2021 under other benefit plans or programs maintained by the Company or its subsidiaries, including The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan.

The Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Coleman on May 15, 2006, which will continue in effect following his departure, also contains various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

The foregoing is a summary description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On January 25, 2021, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”) as a virtual meeting, and shareholders were able to participate in the Annual Meeting, vote and submit questions via live webcast.

At the close of business on November 30, 2020, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 55,688,736 Common Shares of the Company issued and outstanding, each share being entitled to one vote. At the Annual Meeting, the holders of 51,636,716 Common Shares, or approximately 93% of the outstanding Common Shares, were represented in person or by proxy and, therefore, a quorum was present.
At the Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1 — Election of Directors.

Each of Thomas N. Kelly Jr., Peter E. Shumlin and John R. Vines was elected as a director of the Company to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2024. The results of the vote were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Thomas N. Kelly Jr.	46,061,640	1,486,459	4,088,617

Peter E. Shumlin	46,808,398	739,701	4,088,617

John R. Vines	46,317,748	1,230,351	4,088,617

Proposal 2 — Advisory Vote on the Compensation of the Company’s Named Executive Officers.

The compensation of the Company’s named executive officers was approved on an advisory basis. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,161,656	1,180,923	205,520	4,088,617

Proposal 3 — Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2021.

The Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
50,930,928	634,988	70,800

Item 8.01. Other Events.

On January 28, 2021, the Company announced that Christopher Hagedorn, who has served as Senior Vice President and General Manager of The Hawthorne Gardening Company since January 2017, has been promoted to Executive Vice President, Division President. Given the rapid rate of change in the industry in which Hawthorne operates, and the significant near- and long-term business opportunities that exist for the business, Mr. Hagedorn’s leadership role is being expanded to enable him to spend more time on strategic planning initiatives that help chart the future direction of Hawthorne. Many of the day-to-day duties associated with managing the operations of Hawthorne will be delegated to other members of the Hawthorne management team. Mr. Hagedorn joined the Company in 2011 and has led Hawthorne since its inception in 2014 when he was named Vice President and General Manager. Prior to 2014, he served as Director, Indoor Gardening and was a Marketing Manager in the Company’s U.S. Consumer segment.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims, effective as of January 22, 2021, by and between The Scotts Company LLC and Thomas Randal Coleman

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	January 28, 2021	By:	/s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated January 28, 2021
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims, effective as of January 22, 2021, by and between The Scotts Company LLC and Thomas Randal Coleman

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)